Exhibit 10.21

EDGEWELL PERSONAL CARE COMPANY
RESTRICTED STOCK EQUIVALENT AWARD AGREEMENT
[OPTION A = New Director Grant; OPTION B = Annual Director Grant]

This Restricted Stock Equivalent Award Agreement (this “Award Agreement”) is made and entered into as of [_______________], 20__ (the “Grant Date”), by and between Edgewell Personal Care Company (the “Company”) and ___________________ (the “Participant”). Capitalized terms not defined in this Award Agreement shall have the respective meanings given such terms by the Edgewell Personal Care Company 2018 Stock Incentive Plan (the “Plan”).
1.    Award. The Company hereby grants to the Participant an Award (the “Award”) of [____________] Restricted Stock Equivalents (the “Restricted Equivalents”) subject to the provisions of the Plan and to the terms and conditions of this Award Agreement.

2.    Vesting and Payment. Subject to the provisions of the Plan and this Award Agreement, the Restricted Equivalents will vest on the [OPTION A: three (3) year anniversary of the Grant Date][OPTION B: business day immediately preceding the date of the next annual meeting of the shareholders of the Company] (the “Vesting/Payment Date”). Upon vesting, each vested Restricted Equivalent will convert at that time into the right to receive one share of Common Stock, which will be issued to the Participant on, or as soon as practicable after, the Vesting/Payment Date, but no later than the later of (i) the December 31st immediately following the Vesting/Payment Date, or (ii) the 15th day of the third calendar month following the Vesting/Payment Date.

3.    Acceleration of Vesting and Payment. Notwithstanding the provisions of Paragraph 2 above, the Restricted Equivalents will immediately vest, convert into the right to receive shares of Common Stock and be paid to the Participant (or in the event of the Participant’s death, the Participant’s designated beneficiary) in the event of:

[OPTION A:

(a) the Participant’s death;
(b) the Participant’s Disability; or
(c) a Change of Control of the Company if either (i) the service of the Participant is terminated or (ii) the acquirer does not agree to assume or substitute the Restricted Equivalents for similar awards on shares of acquirer’s common stock.

In the event of acceleration because of the occurrence of one of the first two events above, the shares of Common Stock from the conversion of the Restricted Equivalents will be issued, and related payments, if any, shall be paid, no later than the later of (i) the December 31st immediately following such event, or (ii) the 15th day of the third calendar month following such event. In the event of acceleration because of the occurrence of a Change of Control of the Company, if the Change of Control qualifies as a Section 409A Change of Control, the shares of Common Stock from the conversion of the Restricted Equivalents will be issued, and related payments, if any, shall be paid, no later than the later of (i) the December 31st immediately following the Change of Control, or (ii) the 15th day of the third calendar month following the Change of Control; otherwise, the shares of Common Stock from the conversion of the Restricted Equivalents will be issued, and related payments, if any, shall be paid, no later than the later of (i) the December 31st immediately following the Vesting/Payment Date, or (ii) the 15th day of the third calendar month following the Vesting/Payment Date.]

[OPTION B:

(a) the Participant’s termination of service on the Board; or
(b) a Change of Control of the Company if either (i) the service of the Participant is terminated or (ii) the acquirer does not agree to assume or substitute the Restricted Equivalents for similar awards on shares of acquirer’s common stock.

In the event of acceleration because of the Participant’s termination of service on the Board, the shares of Common Stock from the conversion of the Restricted Equivalents will be issued, and related payments, if any, shall be paid, no later than the later of (i) the December 31st immediately following such event, or (ii) the 15th day of the third calendar month following such event. In the event of acceleration because of the occurrence of a Change of Control of the Company, if the Change of Control qualifies as a Section 409A Change of Control, the shares of Common Stock from the conversion of the Restricted Equivalents will be issued, and related payments, if any, shall be paid, no later than the later of (i) the December 31st immediately following the Change of Control, or (ii) the 15th day of the third calendar month following the Change of Control; otherwise, the shares of Common Stock from the conversion of the Restricted Equivalents will be issued, and related payments, if any, shall be paid, no later than the later of (i) the December 31st immediately following the Vesting/Payment Date, or (ii) the 15th day of the third calendar month following the Vesting/Payment Date.]
4.    Dividend Equivalents. If and to the extent that the Restricted Equivalents vest, additional cash payments equal to the amount of dividends, if any, which would have been paid to the Participant had shares of Common Stock been issued in lieu of the Restricted Equivalents which have vested, as well as any cash dividend for which the record date has passed but the payment date has not yet occurred, will be paid at the same time as the Restricted Equivalents on which the dividend equivalents are being paid. No interest shall be included in the calculation of such dividend equivalents.

5.    Shareholder Rights. The Participant shall not be entitled, prior to the conversion of the Restricted Equivalents into the right to receive shares of Common Stock and the issuance of such shares to the Participant, to any rights as a shareholder with respect to such shares of Common Stock, including the right to vote, sell, pledge, transfer or otherwise dispose of the shares.

[ADD FOR OPTION A ONLY:

6.    Forfeiture. All rights in and to any and all Restricted Equivalents granted pursuant to this Award Agreement, and to any shares of Common Stock into which they would convert, which have not vested as described in Paragraph 2 or 3 above, shall be forfeited upon the Participant’s voluntary or involuntary termination of service on the Board.]

7.    Miscellaneous.

(a)Compliance with Laws. If the Company, in its sole discretion, determines that the listing upon any securities exchange or registration or qualification under any federal, state or local law or any foreign law of any shares to be issued pursuant to an Award is necessary or desirable, issuance of such shares shall not be made until such listing, registration or qualification shall have been completed.

(b)Incorporation of Plan. The Restricted Equivalents are subject to the Plan and any interpretations by the Board under the Plan, which are hereby incorporated into this Award Agreement by reference and made a part hereof. By the execution of this Award Agreement, the Participant acknowledges that the Plan document and the Plan prospectus, as in effect on the date of this Agreement, have been made available to the Participant for review.

(c)Administration, Interpretation, Etc. Any action taken or decision made by the Company, the Board or the Committee arising out of or in connection with the construction, administration, interpretation or effect of any provision of the Plan or this Award Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant. By receipt of the Restricted Equivalents or other benefit under the Plan, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan or this Award Agreement by the Company, the Board or the Committee.

(d)Correction. The Board may rescind, without further notice to a Participant, any Award or portion thereof issued to the Participant in duplicate or in error.

(e)Entire Agreement. This Award Agreement constitutes the entire agreement of the parties hereto with respect to the matters contained herein and constitutes the only agreement between the parties hereto with respect to the matters contained herein.

(f)Amendment. This Award Agreement may be amended from time to time by the Board, in its sole discretion, in any manner that the Board deems necessary or appropriate; provided, however, that no such amendment shall adversely affect in a material manner any right of the Participant under the Award without the written consent of the Participant.

(g)Notices. Any notices necessary or required to be given under this Award Agreement shall be sufficiently given if in writing, and personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the last known addresses of the parties hereto, or to such other address or addresses as any of the parties shall have specified in writing to the other party hereto.

(h)Dilution and Other Adjustments.

(i)    As provided by Section 14.1 of the Plan, in the event of any change in the outstanding shares of Common Stock of the Company by reason of any corporate transaction or change in corporate capitalization such as a stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, subdivision or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, partial or complete liquidation of the Company or other extraordinary or unusual event, the Board shall make such adjustment in the class and maximum number of shares of Common Stock that may be delivered under the Plan and the Award limits under the Plan, as may be determined to be appropriate by the Board, and such adjustments shall be final, conclusive and binding for all purposes.

(ii)    As provided by Section 14.2 of the Plan, in the event of any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving entity (or the parent of the surviving entity) in such transaction, the Board shall, to the extent deemed appropriate by the Board, adjust the Award outstanding on the date of such merger, consolidation or similar transaction so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Award would have received in such merger, consolidation or similar transaction.

(iii)    As provided by Section 14.3 of the Plan, in the event of a dissolution or liquidation of the Company; a sale of all or substantially all of the Company’s assets (on a consolidated basis); or a merger, consolidation or similar transaction involving the Company in which the holders of shares of Common Stock receive securities and/or other property, including cash, other than shares of the surviving entity in such transaction (or the parent of such surviving entity), the Board shall, to the extent deemed appropriate by the Board, have the power to provide for the exchange of the Award (whether or not then vested) for an Award with respect to: (A) some or all of the property which a holder of the number of shares of Common Stock subject to such Award would have received in such transaction; or (B) securities of the acquirer or surviving entity (or parent of such acquirer or surviving entity) and, incident thereto, make an equitable adjustment as determined by the Board in the number of shares or amount of property subject to the Award or provide for a payment (in cash or other property) to the Participant in partial consideration for the exchange of the Award; provided, however, that in the event that the acquirer does not agree to the assumption or substitution of the Award in the foregoing manner, the Board shall, to the extent deemed appropriate by the Board, have the power to cancel, effective immediately prior to the occurrence of such event, the Award (whether or not then vested), and, in full consideration of such cancellation, pay to the Participant an amount in cash, for each share of Common Stock subject to such Award, equal to the value, as determined by the Board, of such Award.

(i)Beneficiary Designation. A Participant may designate a beneficiary to receive any payment or settlement to which he or she may be entitled in respect of, any Award under the Plan in the event of his or her death in a manner determined by the Board in its discretion. If a Participant does not designate a beneficiary, or if no designated beneficiary survives the Participant and is living on the date on which any amount becomes payable to such Participant, the term “beneficiary” as used in the Plan and this Award Agreement shall be deemed to be the legal representatives of the Participant’s estate. If there is any question as to the legal right of any beneficiary to receive a settlement or payment of an Award under the Plan, the Board in its discretion may determine that the Award in question be settled or paid to the legal representatives of the Participant’s estate, in which event the Company, the Board and the members thereof will have no further liability to anyone with respect to such Award.

(j)Governing Law. All questions pertaining to the validity, construction, execution and performance of this Award Agreement shall be construed in accordance with, and be governed by, the laws of the State of Missouri, without giving effect to the choice of law principles thereof.

(k)Section 409A. The Restricted Equivalents and the dividend equivalents paid thereon are intended to comply with Section 409A of the Code, and the Plan and this Award Agreement shall be administered and interpreted consistent with such intent. Notwithstanding the foregoing, the Company makes no representations that the Restricted Equivalents and payments provided by this Award Agreement comply with Section 409A of the Code, and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code. Notwithstanding anything in this Award Agreement to the contrary, references to a Participant’s “termination of service” and similar terms used in this Agreement mean, to the extent necessary to comply with Section 409A of the Code, the date that the Participant first incurs a Separation from Service. “Separation from Service” shall have the meaning given such term by Section 409A of the Code.

8.    Counterparts; Participant Acknowledgement. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. By the execution of this Award Agreement, the Participant signifies that the Participant has fully read, completely understands, and voluntarily agrees with this Award Agreement and knowingly and voluntarily accepts all of its terms and conditions.

*    *    *    *    *

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Award Agreement as of the respective date indicated below.

ACKNOWLEDGED AND ACCEPTED:	EDGEWELL PERSONAL CARE COMPANY

By:
Participant
Name:
Date:
Title:

Date: